UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEW GENERATION HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

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NEW GENERATION HOLDINGS, INC.
245 Park Avenue
New York, New York 10167

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held June 24, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of New Generation Holdings, Inc., a Delaware corporation (the “Company” or “NGH”), will be held on June 24, 2008, at 10:00am, New York time, at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, for the following purposes:

1.	to elect each of Jacques Mot and Marcel Rokegem to our Board of Directors to serve until the next Annual Meeting and until his successor is elected and qualified (“Proposal 1”);

2.	to approve an amendment to the Company’s Certificate of Incorporation effecting a 1-for-10 reverse stock split of the Company’s Common Stock (“Proposal 2”);

3.
to ratify the Debt Exchange Agreement previously effected by the Company with its President and Chief Executive Officer, Jacques Mot, pursuant to which Mr. Mot exchanged all outstanding cash advances made to the Company by Mr. Mot through December 31, 2007 for 91,081 shares of the Company’s Series B Preferred Stock, which, assuming approval of Proposal 2, convert into 91,081,000 post-reverse split shares of Common Stock of the Company (“Proposal 3”);

4.	to ratify the appointment of RBSM LLP as our independent registered public auditors for the fiscal year ending December 31, 2008 (“Proposal 4”); and

5.	to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on May 9, 2008 are entitled to notice of and to vote at the meeting and any adjournments.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

Sincerely,

Jacques Mot
Dated: May __, 2008	Chairman, President and Chief Executive Officer

NEW GENERATION HOLDINGS, INC.
245 Park Avenue
New York, New York 10167

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 24, 2008

GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of New Generation Holdings, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, on June 24, 2008, at 10:00 a.m., New York time, and at any and all adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and the accompanying proxy are first being sent to the stockholders of the Company on or about May __, 2008. A copy of the Company's 2007 Annual Report on Form 10-KSB for the year ended December 31, 2007 is enclosed herewith, together with a copy of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

Cost of Solicitation

The expenses of mailing this Proxy Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents that now accompany or may in the future supplement it.

Stockholders Entitled to Vote

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as the close of business on May 9, 2008. Accordingly, only stockholders of record at the close of business on such date will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on May 9, 2008, the Company had outstanding 88,749,973 shares of Common Stock, $.001 par value per share (the "Common Stock"), each of which entitled the holder to one vote at the Annual Meeting. There were no issued shares held by the Company in its treasury. As of that date, the Company also had outstanding 91,081 shares of Series B Convertible Preferred Stock, par value $.001 per share, which were issued to Jacques Mot, the Company’s President and CEO, subject to ratification pursuant to Proposal 3 and which will not vote on any matters voted upon at the Annual Meeting.

Required Vote, Broker Non-Votes and Abstentions

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The election of directors nominated will require the vote, in person or by proxy, of a plurality of all shares entitled to vote at the Annual Meeting.   Proposal 2 approving the amendment to the Company’s Certificate of Incorporation effecting a 1-for-10 reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”) will require the approval of the holders of a majority of the outstanding shares of Common Stock. Proposal 3 ratifying the Debt Exchange Agreement with Jacques Mot (the “Debt Exchange Agreement”) will require the approval of the holders of a majority of the outstanding shares of Common Stock, excluding any shares of Common Stock held by Jacques Mot who will not vote on Proposal 3. All other matters will require the affirmative vote of a majority of the votes cast.

Proxies marked as abstaining (including proxies containing "broker non-votes") on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. A "broker non-vote" occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, abstentions will have no effect on the election of directors or on any of the other proposals to be voted upon, except for Proposal 2 (the Reverse Stock Split) and Proposal 3 (the Debt Exchange Agreement), where an abstention will have the same effect as a vote “against” such proposal.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company, Attn: President, of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominees listed on the following pages, in favor of Proposals 2, 3 and 4, and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given, in the proxy holder’s own discretion. Votes are tabulated at the Annual Meeting by inspectors of election.

Dissenters’ Right of Appraisal

There is no proposal to be voted upon at the Annual Meeting for which Delaware law, our certificate of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares. Therefore, our stockholders do not have dissenters’ rights with respect to the proposals to be voted upon by the stockholders as described in this proxy statement.

Interest of Certain Persons in Matters to Be Acted Upon

Jacques Mot, a Director and our President and Chief Executive Officer, owns 38,772,076 shares of Common Stock and his vote of such shares will count with respect to each Proposal other than Proposal 3 relating to the ratification of the Debt Exchange Agreement. Mr. Mot also owns, subject to ratification under Proposal 3 of this Proxy, 91,081 shares of Series B Preferred Stock which are convertible into shares of Common Stock. However, such shares of Series B Preferred Stock (and the Common Stock into which they are convertible) will not be voted or considered outstanding with respect to any matter voted upon at the Annual Meeting. Mr. Marcel Rokegem, a member of our Board of Directors owns 50,000 shares of Common Stock and his vote will count with respect to each Proposal. Mr. Robert Scherne, our interim Chief Financial Officer, owns 79,637 shares of Common Stock and his vote will count with respect to each Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of March 31, 2008, regarding beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our current executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Jacques Mot (2)	949,582,076	95.0%
Marcel Rokegem	50,000	* %
Robert Scherne	79,637	* %
Lombard Odier Darier Hentsch & CIE (3) Rue de La Coraterie 11 1204 Geneva, Switzerland	7,700,000	8.4%
Alfons de Maeseneir Brusselsesteenweg 57 B-9280 Lebbeke, Belgium	7,150,000	8.1%

All executive officers and directors as a group (2)	949,711,713	95.0%

* less than 1%

(1)
Shares of common stock subject to warrants or other instruments currently exercisable or convertible or exercisable or convertible within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such warrants or other instruments, but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes 91,081 shares of Series B Preferred Stock convertible into 910,810,000 shares of common stock, subject to ratification of Proposal 3 hereunder.

(3)	Includes warrants immediately exercisable to purchase 2,700,000 shares of common stock at a purchase price of $0.35 per share.

PROPOSAL 1
ELECTION OF DIRECTORS

Pursuant to our By-laws, our Board of Directors shall consist of not less than one (1) nor more than twenty (20) members, the exact number of which shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the entire Board at two (2). Each Director elected by the stockholders’ actions will serve until the Company's next Annual Meeting and until his successor is duly elected and qualified.

Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect on the election of directors.

Set forth below is biographical information for the nominees for election to the Board of Directors including information furnished by them as to their principal occupations at present and for the past five years, certain directorships held by each, their ages as of April 30, 2008 and the year in which each director became a director of the Company.

There are no family relationships between any nominee and/or any executive officers of the Company.

The Board of Directors has determined that Marcel Rokegem is “independent” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holder of the proxies may, in his discretion, determine. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation of Our Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees named below.

Directors, Executive Officers, Control Persons and Nominees

Biographical information regarding each of our current directors, nominees, executive officers and significant employees is shown below.

Name	Age	Position and Offices with the Company
Jacques Mot	51	Chairman of the Board of Directors (nominee), President and CEO
Marcel Rokegem	58	Director (nominee)
Robert Scherne	51	Chief Financial Officer

Jacques Mot served as the Chairman of the Board, President and CEO of the Company and Plastinum Polymer Technologies Corp. (“Plastinum”) from April of 1999 to January 24, 2000 and again from February 2002 until the present. Mr. Mot was also a Director of Argenta & Magnum Management Company Ltd. — Gibraltar, a company that was engaged in providing financial advisory services. From 1987 to 1992, Mr. Mot was the General Manager and Director of Iesa Investissements S.A., a portfolio management and investment company, where he handled portfolio and investment management on a confidential basis. Mr. Mot attended the University of Lausanne, Switzerland studying economics from 1976-1979.

Marcel Rokegem has served as a Director of the Company and Plastinum since 1999. As of 1991 he acted as an independent investment consultant. From 1987 to 1991 he was co-founding partner and director of Euro Suisse Securities, a member of the London Stock Exchange. From 1982 to 1987 he was co-founding partner and director of Jesup and Lamont International, an affiliate of Jesup and Lamont Securities Co., a member of the New York Stock Exchange and one of the oldest Wall Street firms. Prior to that Mr. Rokegem was partner in charge of the international department of Biard, Hombergen, Pringiers and Co., a member of the Brussels Stock Exchange. He started his career with Kredietbank in Brussels where he was responsible for international equity trading and sales. He attended the Antwerp Jesuit University where he studied AES (Applied Economic Science). He is a diploma holder from I.S.M.A. and is an officially recognized insurance consultant.

Robert Scherne has provided his services as the interim Chief Financial Officer of the Company and Plastinum since February 2006 on a leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis. Mr. Scherne has been the principal of Robert C. Scherne, CPA, PC, since March 2003. Mr. Scherne has served as an officer and Secretary of Forme Capital, Inc. from September 2007 to March 2008, as CFO, Secretary and Treasurer of Dentalserve.com from December 2006 until December 2007, and as CFO of UniPro Financial Services, Inc., from September 2005 until November 2006. Prior to 2003, Mr. Scherne was employed as an accountant by Merdinger, Fruchter Rosen and Company from December 1993 to December 2002; by Louis Sturz & Co. and its successor firm Grossman, Russo & Shapiro from July 1986 until November 2002; and by L.H. Frishkoff &Co. and its successor firm A. Uzzo &Co. from July 1978 to June 1986. Mr. Scherne holds a Bachelors of Business Administration degree in Accounting from Pace University (New York City), and is an active member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Certain Relationships and Related Transactions

On December 31, 2007, the Company and our Chairman of the Board, President and Chief Executive Officer, Mr. Jacques Mot, entered into a Debt Exchange Agreement. Pursuant to the Debt Exchange Agreement, the amount of $207,429 by which the Company was indebted to Mr. Mot, which amount represented all outstanding cash advances made to the Company by Mr. Mot through December 31, 2007, was exchanged by Mr. Mot for 91,081 newly issued shares of the Company’s Series B Preferred Stock. The Debt Exchange Agreement is the subject of ratification under Proposal 3.

Each share of Series B Preferred Stock is initially convertible into 10,000 shares of Common Stock of the Company, however the conversion is currently limited by the number of shares of the Company’s Common Stock currently authorized for issuance. Upon stockholder approval and contemplated filing of an amendment to the Company’s Certificate of Incorporation effecting a 1-for-10 reverse stock split of the Company’s Common Stock (which is the subject of Proposal 2), each share of Series B Preferred Stock will automatically convert into 1,000 shares of the Company’s post-reverse split Common Stock. Based upon the number of outstanding shares of the Company’s Common Stock as of March 31, 2008, after giving effect to the contemplated reverse stock split and automatic conversion, Mr. Mot will own approximately 95% of the then outstanding shares of post-reverse split Common Stock of the Company.

There have been no transactions, or series of similar transactions, during 2007, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded or is expected to exceed $120,000 and in which any director (or, prospectively, any nominee for director) of our company, any executive officer of our company or the bank, any shareholder owning of record or beneficially 5% or more of our common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except as otherwise disclosed in this Proxy Statement (a “Related Person Transaction”).

The Company’s policy with regards to Related Person Transactions requires that where a transaction has been identified as a Related Person Transaction, the independent members of the Board of Directors of the Company must approve or ratify it. Management must present to such independent members of the Board of Directors a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify Related Person Transactions, the Company relies on information supplied by its executive officers and Directors. In considering Related Person Transactions, the independent members of the Board of Directors take into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a Director’s independence in the event the related person is a director, immediate family member of a Director or an entity with which a Director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a Director has an interest in the proposed transaction, the Director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a Related Person Transaction, the independent members of the Board of Directors look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as determined by them in the good faith exercise of their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, no director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2007.

Information Regarding the Board of Directors and Its Committees

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently has, and appoints the members of, a standing Compensation Committee.  The sole current member of the Compensation Committee is Marcel Rokegem.

AUDIT COMMITTEE

The Board of Directors has not yet established an Audit Committee.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for the performance review of the Chief Executive Officer, who is currently the only employee of the Company. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. The Compensation Committee’s duty is to periodically review compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external sources. Marcel Rokegem is the sole member of the Compensation Committee, which, during the fiscal year ended December 31, 2007, took no action. Mr. Rokegem has not been and is not now an officer or employee of the Company and does not have any relationship with us requiring disclosure under the SEC rules requiring disclosure of certain transactions with related persons. No compensation committee interlocks existed during 2007.

NOMINATING COMMITTEE

The Board of Directors does not presently have a standing nominating committee. Given the Company's limited operations and financing, the Board of Directors believes that such a committee is not necessary.

DIRECTORS' ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS

Due to the Company's limited operations and financing and the limited size of the Board, the Board of Directors did not meet in the fiscal year ended December 31, 2007 and took all actions by unanimous written consent.

DIRECTORS' ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Members of the Board of Directors will not be required to attend the Company's Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o Jacques Mot, 245 Park Avenue, New York, NY 10167. All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.

CODE OF ETHICS

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions as we have not had the financial resources to do so and our business has no operations.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has not yet established an Audit Committee.

Executive and Director Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for awarded to or earned by (i) each individual serving as our chief executive officer during the fiscal year ended December 31, 2007, (ii) the most highly compensated individuals (up to two) other than the chief executive officer that served as an executive officer at the conclusion of the fiscal year ended December 31, 2007 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year and (iii) the most highly compensated individuals (up to two) that did not serve as an executive officer at the conclusion of the fiscal year ended December 31, 2007 but who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executive officers”):

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jacques Mot	2007	-	-	-	-		-	-	-	-
Chief Executive Officer	2006	324,000	-	-	120,134	(1)	-	-	-	444,134

(1) On July 10, 2006, Mr. Mot was granted a five year option to purchase 3,000,000 shares of NGH common stock at an exercise price of $0.10 per share. The options vest over a three year period with 1,000,000 options vesting on the first, second and third anniversaries of the grant date. The option grant was valued using the Black Scholes option pricing model assuming a two year life, no expected dividend payments, a volatility of 136% and a risk free rate of 4.9%.

EMPLOYMENT AGREEMENTS

We entered into a Consulting Agreement with Jacques Mot dated July 5, 2000 pursuant to which Mr. Mot receives $27,000 per month for his services to the Company. The Agreement has a one (1) year term with automatic renewal unless terminated by either party. As of January 1, 2005, Mr. Mot became an employee of the Company and he receives the same compensation as he received under his Consulting Agreement. For the fiscal year ending December 31, 2007, Mr. Mot consented to forego receipt of compensation from NGH.

Pursuant to an engagement letter with Robert Scherne, CPA, P.C. dated February 10, 2006, we retained Robert Scherne as our interim Chief Financial Officer on a consulting basis. Pursuant to the terms of the engagement letter, we pay Robert Scherne, CPA, P.C. at an hourly rate of $150 per hour.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

There were no equity awards outstanding as of December 31, 2007.

DIRECTOR COMPENSATION

No director of the Company received compensation in 2007 and we do not currently have a compensation plan for members of our Board of Directors for service on our Board of Directors.

PROPOSAL 2

AMENDMENT OF CERTIFICATE OF INCORPORATION OF THE COMPANY

The Board of Directors of the Company unanimously adopted resolutions approving the amendment of the Company’s Certificate of Incorporation (the “Charter Amendment”), in order to effect a 1-for-10 reverse stock split with respect to the shares of Common Stock of the Company, subject to the approval of the Charter Amendment by the stockholders at the Annual Meeting.

The Charter Amendment will be implemented by filing an Amendment to the Certificate of Incorporation of the Company, the form of which is included as Exhibit A to this Proxy Statement, with the Secretary of State of the State of Delaware as soon as practicable after approval of this Proposal.

Reason for and Effect of the Proposal

In the opinion of our Board of Directors, the Charter Amendment is advisable and in the best interests of our stockholders. If this Proposal is not approved, Jacques Mot, the Company’s President and Chief Executive Officer, will not be able to convert his 91,081 shares of Series B Preferred Stock into 91,081,000 shares of Common Stock pursuant to his Debt Exchange Agreement with the Company (which is separately subject to ratification pursuant to Proposal 3).

The filing of the Charter Amendment will effect a 1-for-10 reverse stock split with respect to the shares of Common Stock of the Company. Thus, holders of the Company’s Common Stock immediately prior to the effectiveness of the Charter Amendment will automatically be considered to own one-tenth the number of shares owned prior to the effectiveness and the aggregate number of shares of Common Stock outstanding prior to the effectiveness of the Charter Amendment will initially be reduced by 90%, thus increasing the number of authorized but unissued shares available for issuance. As a result of the increase in the number of shares of Common Stock available for issuance, there will be a sufficient number of such shares available for issuance to permit the conversion of the shares of Series B Preferred Stock held by Mr. Mot pursuant to and assuming ratification of the Debt Exchange Agreement which is the subject of Proposal 3. Therefore, in accordance with the terms of the Series B Preferred Stock, upon the effectiveness of the Charter Amendment, all of the shares of Series B Preferred Stock held by Mr. Mot will automatically convert into shares of Common Stock which, when taken together with the shares of Common Stock currently owned by Mr. Mot, will give Mr. Mot ownership of approximately 95% of the outstanding shares of Common Stock of the Company, resulting in substantial dilution to existing holders of Common Stock.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR the approval of the Charter Amendment effecting a 1-for-10 reverse stock split of the Company’s Common Stock.

PROPOSAL 3

RATIFICATION OF DEBT EXCHANGE AGREEMENT PREVIOUSLY EFFECTED BY
THE COMPANY WITH ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER, JACQUES MOT

The Transaction; Effects of the Transaction

As previously disclosed in the Company’s Form 8-K filed on January 3, 2008, we entered into a Debt Exchange Agreement with our President and Chief Executive Officer, Jacques Mot, dated as of December 31, 2007. Pursuant to the Debt Exchange Agreement, the amount of $207,429 by which the Company was indebted to Mr. Mot, which amount represented all outstanding cash advances made to the Company by Mr. Mot through December 31, 2007, was exchanged by Mr. Mot for 91,081 newly issued shares of the Company’s Series B Preferred Stock. The Debt Exchange Agreement was entered into subject to ratification by the Company’s stockholders. Consequently, the Board of Directors is seeking your ratification of the Debt Exchange Agreement pursuant to this Proposal 3. Assuming the Debt Exchange Agreement is so ratified and assuming Proposal 2 with respect to the Charter Amendment is approved, then upon the filing of the Charter Amendment, Mr. Mot’s 91,081 shares of Series B Preferred Stock will automatically convert into 91,081,000 shares of post-reverse split Common Stock of the Company, which, together with the shares of Common Stock he currently owns, will give Mr. Mot ownership of approximately 95% of the outstanding shares of Common Stock of the Company, resulting in substantial dilution to existing holders of Common Stock.

Reasons for the Transaction

The independent member of the Board of Directors believed the Debt Exchange Agreement was in the best interests of the stockholders of the Company given that the Company is currently a shell company with no assets or business operations, that Mr. Mot’s cash advances to the Company have allowed it to survive to this point and that such cash advances exceed the market capitalization of the Company. Based on the foregoing and the fact that but for the cash advances as well as the personal efforts of Mr. Mot, the Company would not be able to remain in existence, the independent member of the Board of Directors determined that the terms and conditions of the Debt Exchange Agreement were just and equitable and fair as to the Company. He determined that it was in the best interests of the Company to enter into the Debt Exchange Agreement with Mr. Mot and recommends that the stockholders ratify the transaction with Mr. Mot. If the stockholders do not ratify the transaction with Mr. Mot, the independent Director will renegotiate the transaction with Mr. Mot. This renegotiation of the transaction could result in a lesser number of shares of Series B Preferred Stock issuable to Mr. Mot or a lower conversion rate for the shares of Series B Preferred Stock into Common Stock if Mr. Mot elected to accept a lesser amount. If Mr. Mot does not accept a lesser number of shares of Series B Preferred Stock or a lower conversion rate for such shares into Common Stock, his loan in the approximate amount of $207,429 would be reinstated.

Relation to Proposal 2

If Proposal 2 relating to the 1-for-10 reverse stock split of outstanding shares of our Common Stock is not approved, Mr. Mot would not be able to convert his 91,081 shares of Series B Preferred Stock into 91,081,000 shares of post-reverse split Common Stock as we do not currently have sufficient shares of Common Stock available for issuance. Accordingly, Proposal 3 is effectively conditioned upon the approval of Proposal 2.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR ratification of the Debt Exchange Agreement with Jacques Mot described above.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               The Board of Directors has appointed the firm of RBSM LLP (formerly known as Russell Bedford Stefanou Mirchandani LLP) as the Company's independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2008 and recommends that stockholders vote for ratification of this appointment. RBSM LLP has audited the Company's financial statements since it was retained by the Company in May of 2001.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following is a summary of the fees billed to New Generation Holdings, Inc. by RBSM LLP for professional services rendered for the fiscal years ended December 31, 2007 and 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$43,000	$23,000
Audit-Related Fees	—	—
Tax Fees	1,200	—
All Other Fees	—	—
Total Fees	$44,200	$23,000

AUDIT FEES. Consists of fees billed for professional services rendered for the audit of New Generation Holdings, Inc.'s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by RBSM LLP in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of New Generation Holding, Inc.'s consolidated financial statements and are not reported under "Audit Fees." There were no Audit-Related services provided in fiscal 2007 or 2006.

TAX FEES. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. There were tax services provided in the fiscal year 2007 and none in 2006.

ALL OTHER FEES. Consists of fees for products and services other than the services reported above. There were no management consulting services provided in fiscal 2007 or 2006.

Audit Committee Pre-Approval Policies and Procedures

The Company currently does not have a designated Audit Committee, and accordingly, the Company's Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR ratification of the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matter to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxy on such matters as recommended by the Board of Directors, or if no such recommendation is given, in their own discretion.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Stockholder proposals to be presented at the 2009 Annual Meeting must be received by the Company on or before January 15, 2009 for inclusion in the proxy statement and proxy card relating to the 2009 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: 245 Park Avenue, New York, NY 10167, Attn: President.

OTHER INFORMATION

Enclosed herewith and incorporated by reference herein is a copy of our Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2007, filed March 28, 2008, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2008, filed on May __, 2008.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information with the SEC. This Information Statement, our Annual Report on Form 10-KSB and all other reports filed by us can be inspected and copied at the public reference facilities at the SEC’s office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically via the Internet, by accessing the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

Dated: May __, 2008

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
NEW GENERATION HOLDINGS, INC.

Pursuant to Section 242
of the
General Corporation Law
of the State of Delaware

The UNDERSIGNED, Jacques Mot, being the President of New Generation Holdings, Inc., a Delaware corporation (the “Corporation”) does hereby certify as follows:

FIRST: The name of the Corporation is New Generation Holdings, Inc.

SECOND: The date of filing the Corporation’s original Certificate of Incorporation in the State of Delaware was April 15, 1999 under the name New Generation Plastic, Inc. Thereafter, a Certificate of Amendment to the Certificate of Incorporation was filed on May 18, 2000 changing its name to New Generation Holdings, Inc. A further Certificate of Amendment to the Certificate of Incorporation was filed on February 16, 2007.

THIRD: The Certificate of Incorporation is amended such that the first paragraph of ARTICLE IV shall be and read as follows:

The aggregate number of shares of capital stock which the Corporation is authorized to issue is One Hundred Fifty One Million (151,000,000) shares of which: (i) One Hundred Fifty Million (150,000,000) shares shall be designated as Common Stock, and shall have a par value of $.001 per share; and (ii) One Million (1,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share. Each of the Corporation’s outstanding shares of Common Stock outstanding as of the close of business on June __, 2008, is hereby subdivided and converted into 0.10 shares of Common Stock.

FOURTH: At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation declaring said amendment to be advisable and calling for a meeting of the stockholders of the Corporation for consideration thereof.

FIFTH: Thereafter, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

SIXTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, I have signed this certificate on the ____ day of June, 2008.

Jacques Mot, President

PROXY FOR NEW GENERATION HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 24, 2008 OR ANY ADJOURNMENT THEREOF

The undersigned acknowledges receipt of the Proxy Statement and Notice, dated May __, 2008 of the Annual Meeting of Stockholders and hereby appoints Jacques Mot, with full power of substitution, the attorney, agent and proxy of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Stockholders of New Generation Holdings, Inc. (the “Company”) to be held June 24, 2008, and at any adjournment or adjournments thereof, for the following matters:

(1)    ☐ FOR all the following nominees (except as indicated to the contrary below):

Jacques Mot and Marcel Rokegem

to serve as directors of the Company (to serve until the next annual meeting)

To withhold authority to vote for an individual Nominee, write that Nominee's name on this line. ____________________________________

(2)   To approve an amendment to the Company’s Certificate of Incorporation effecting a 1-for-10 reverse stock split of the Company’s Common Stock:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(3)   To ratify the Debt Exchange Agreement previously effected by the Company with its President and Chief Executive Officer, Jacques Mot, pursuant to which Mr. Mot exchanged all outstanding cash advances made to the Company by Mr. Mot through December 31, 2007 for 91,081 shares of the Company’s Series B Preferred Stock which, assuming approval of Proposal 2, convert into 91,081,000 post-reverse split shares of Common Stock of the Company:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(4)   To ratify the appointment of RBSM LLP as independent auditors of the Company for the fiscal year ending December 31, 2008:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(5)   In his discretion, to transact business that properly comes before the meeting or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR the amendment of the Company’s Certificate of Incorporation effecting the 1-for-10 reverse stock split, FOR ratification of the Debt Exchange Agreement with Jacques Mot and the issuance thereunder of Series B Preferred Stock to him, FOR ratification of the appointment of RBSM LLP as independent auditors of the Company and FOR the granting of discretion to the proxy holder to transact business that properly comes before the meeting or any adjournment thereof.
Individual:	Entity:

By:	or	By:
Name:
Title:
Date: ___________

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation the proxy must be signed by a duly authorized officer, and his name and title should appear where indicated below his signature.

Name of Registered Holder: ______________________________

Number of shares entitled to vote at the Annual Meeting: _______________